Exhibit 99.1

Pacific Capital Bancorp Reports Fourth Quarter 2009 Financial Results

SANTA BARBARA, Calif.--(BUSINESS WIRE)--February 1, 2010--Pacific Capital Bancorp (Nasdaq:PCBC), a community bank holding company, today announced financial results for the fourth quarter ended December 31, 2009. As discussed in the Non-GAAP Financial Information section later in the press release, “Core Bank” represents all activities of the Company other than the Refund Anticipation Loan (RAL) and Refund Transfer (RT) business.

The Company’s net loss for the fourth quarter of 2009 was ($20.0) million, or ($0.43) per common share, compared to a net loss of ($42.9) million, or ($0.92) per common share, in the same period of the prior year.

For the fourth quarter of 2009, the Company generated $10.0 million in pre-tax, pre-provision income, compared to a loss of ($6.0) million in the same period of the prior year.

Commenting on the fourth quarter of 2009, George Leis, President and Chief Executive Officer of Pacific Capital Bancorp, said, “Although the economic environment remains challenging, we are seeing continuing stability in our core operations driven by our emphasis on increasing our capital and liquidity positions. While previously identified problem loans continue to drive elevated levels of net charge-offs, we are encouraged that the inflow of new delinquent loans slowed considerably during the fourth quarter. Loans that are 2-3 payments past due declined from $116 million at September 30, 2009, to $79 million at December 31, 2009.”

Capital Ratios

At December 31, 2009, the Company’s wholly-owned subsidiary, Pacific Capital Bank, N.A. had a Tier 1 leverage ratio of 5.5%, a Tier 1 risk-based capital ratio of 8.1% and a Total Risk-Based capital ratio of 10.7%. These ratios exceed the levels to be considered “well capitalized” under generally applicable regulatory guidelines. However, the Tier 1 leverage ratio and Total Risk-Based capital ratio were not sufficient to meet the higher levels that the Bank has agreed with the Office of the Comptroller of the Currency (the “OCC”) to maintain.

As previously announced, the Company has initiated a process to identify and evaluate a broad range of strategic alternatives to further strengthen its capital base. Among these strategies are:

  The sale of the Company’s Refund Anticipation Loan (RAL) and Refund Transfer (RT) business (completed January 14, 2010)

  Initiating discussions for the possible sale of certain branches
  Reducing assets through scheduled loan amortization and pay-offs (the loan portfolio is currently amortizing at a rate of approximately $45 million per month)
  Reducing assets through loan sales
  Reduction of credit commitments that are not being fully utilized by commercial customers
  Additional expense reduction actions that are targeted to eliminate $25 million in annual operating expenses in 2010 and another $25 million in annual operating expenses in 2011

Statement of Operations

The Company’s net interest income for the fourth quarter of 2009 was $48.1 million, compared with $54.1 million in the same quarter of 2008. Net interest income for the Core Bank was $48.7 million in the fourth quarter of 2009, compared with $57.6 million in the same period last year. The decrease in Core Bank net interest income is primarily attributable to a reduction in average earning assets and a decline in interest rates earned.

The Company’s net interest margin for the fourth quarter of 2009 was 2.57%, which compares with 2.79% in the fourth quarter of 2008. Net interest margin for the Core Bank was 2.74% in the fourth quarter of 2009, compared to a net interest margin of 2.93% for the Core Bank in the third quarter of 2009. The sequential quarter decline in net interest margin was due to increased investments in low-yielding assets that provide greater liquidity.

The Company’s non-interest income was $25.4 million in the fourth quarter of 2009, compared with $11.8 million in the fourth quarter of 2008. Non-interest income for the Core Bank was $25.1 million in the fourth quarter of 2009, compared with $11.6 million in the fourth quarter of 2008. The increase is due primarily to a $10.7 million net gain on sale of securities. During the fourth quarter of 2009, the Company took advantage of increases in market values to sell approximately $117 million in securities. The proceeds were invested in more liquid assets, which had a positive impact on the Company’s capital ratios.

Non-interest expense was $60.9 million in the fourth quarter of 2009, compared with $70.8 million in the fourth quarter of 2008. Non-interest expense for the Core Bank was $56.7 million in the fourth quarter of 2009, compared with $67.0 million in the fourth quarter of 2008. The decline in non-interest expense for the Core Bank is primarily due to lower salaries and benefits expense resulting from reductions in staffing over the past year, as well as a one-time $4.5 million benefit recognized due to changes in healthcare benefits provided to retirees.

The Company recognized a benefit for income taxes of $6.4 million in the fourth quarter of 2009. This was primarily due to a $9.3 million tax benefit related to the changes in heathcare benefits provided to retirees, which was partially offset by taxes resulting from a change in the unrecognized gain in available-for-sale securities.

Balance Sheet

The Company’s total gross loans held for investment were $5.17 billion at December 31, 2009, compared with $5.37 billion at September 30, 2009, and $5.76 billion at December 31, 2008. The sequential quarter decline in total gross loans is primarily attributable to one of the Company’s strategies to shrink its balance sheet through the scheduled amortization and early pay-off of loans, and the sale of $42.7 million in residential and commercial real estate loans.

The Company’s total deposits were $5.45 billion at December 31, 2009, compared to $5.53 billion at September 30, 2009, and $6.59 billion at December 31, 2008. Excluding RAL-related deposits, total deposits were $5.37 billion at December 31, 2009, compared to $5.39 billion at September 30, 2009, and $5.31 billion at December 31, 2008.

Asset Quality

The Company recorded a provision for loan losses in the Core Bank of $37.6 million for the fourth quarter of 2009. The provision for loan losses included the following components:

  $33.2 million to cover net charge-offs in the Core Bank, of which approximately $13.0 million related to the Commercial and Industrial portfolio, $11.7 million related to the Construction and Land portfolio, and $3.3 million related to the Home Equity portfolio
  $4.4 million added to the allowance for loan losses in the Core Bank

The Company also recorded a negative provision of $1.3 million in the fourth quarter of 2009 to reflect recoveries on RALs that had previously been charged-off.

Total non-performing assets (NPAs) were $437.0 million at December 31, 2009, compared to $384.8 million at September 30, 2009. The increase was primarily attributable to higher NPAs in the commercial loan portfolio.

The following tables provide comparative asset quality data for the comparable three-month periods of the Core Bank (dollars in millions):

	As of and For the Three-Months Ended
	December 31, 2009	September 30, 2009	December 31, 2008
Allowance for loan losses	$272.9	$269.4	$140.9
Allowance for loan losses/total loans	5.26%	5.00%	2.44%

Total non-performing assets	$437.0	$384.8	$241.5
Total non-performing assets/total assets	6.09%	5.14%	2.71%

Allowance/non-performing loans	69%	78%	60%

Net charge-offs	$33.2	$35.1	$50.9
Annualized net charge-offs/total average loans	2.49%	2.50%	3.49%

Conference Call and Webcast

The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time to discuss its fourth quarter 2009 results. To access a live webcast of the conference call, log on at the Investor Relations page of the Company’s website at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

About Pacific Capital Bancorp

Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 46 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and First Bank of San Luis Obispo.

Forward Looking Statements

Certain matters contained in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business. Such forward-looking statements are typically preceded by, followed by or include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in California, including without limitation unemployment trends, weakening or continued weak demand for products or services of the Company or of its customers or declines in asset values; (4) the occurrence of terrorist acts; (5) legislative or regulatory changes or litigation adversely affecting the businesses in which the Company engages; (6) unfavorable conditions in the capital markets; (7) challenges in opening additional branches or integrating acquisitions; (8) the possibility that the Company may not be able to achieve the higher minimum capital ratios that it has agreed to maintain with the OCC; and (9) other risks detailed in reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Comparisons of results or balances between historical periods or dates do not mean or imply that the same or similar trends will continue or be evident in any future period. For more information about factors that could cause actual results to differ from the Company’s expectations, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, including the discussion under “Risk Factors,” as filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.

Non-GAAP Amounts and Measures

This press release contains amounts and ratios that are computed excluding the results of operations of the RAL and RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities conducted primarily during the first and second quarters of each year. These programs comprise one of the Company's operating segments for purposes of segment reporting in the Company's quarterly and annual reports to the SEC. The Company's Management believes analysts and investors find this information useful for the same reason that Management uses it internally, namely, it provides more comparability with virtually all of the rest of the Company's peers that do not operate such programs.

The information that excludes balances and results of the RAL and RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.

In addition to the non-GAAP measures computed related to the Company's balances and results exclusive of its RAL and RT programs, this release contains other financial information determined by methods other than in accordance with GAAP. Given the large impact of the provision on the Company’s results, management uses these non-GAAP measures in their analysis of the business and its performance to provide better comparability with both past periods and other financial institutions.

Consolidated Balance Sheets
(in thousands)
						% Change
	As of					12/31/2009 vs.	12/31/2009 vs.
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2009	12/31/2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)		(annualized)
Assets:
Cash and due from banks	$45,593	$38,374	$53,043	$57,665	$79,367	75.2%	(42.6%)
Interest-bearing demand deposits in other financial institutions	949,929	965,894	343,654	1,236,220	1,859,154	(6.6%)	(48.9%)
Trading securities	5,403	5,990	78,135	205,450	213,939	(39.2%)	(97.5%)
Available-for-sale securities	1,153,687	1,298,340	956,309	1,465,105	1,178,743	(44.6%)	(2.1%)
Loans held for sale	19,211	20,128	20,650	20,638	11,137	(18.2%)	72.5%
Loans held for investment	5,166,431	5,373,940	5,647,798	5,754,107	5,764,856	(15.4%)	(10.4%)
Allowance for loan losses	(272,852)	(269,389)	(258,032)	(144,307)	(140,908)	5.1%	93.6%
Total loans held for investment, net	4,893,579	5,104,551	5,389,766	5,609,800	5,623,948	(16.5%)	(13.0%)
Premises and equipment, net	71,934	77,644	80,146	83,091	78,608	(29.4%)	(8.5%)
Goodwill	—	—	—	128,710	128,710	—	(100.0%)
Other intangible assets	9,289	8,963	8,560	8,956	9,662	14.5%	(3.9%)
Other assets	393,630	384,402	383,169	406,219	389,752	9.6%	1.0%
Total assets	$7,542,255	$7,904,286	$7,313,432	$9,221,854	$9,573,020	(18.3%)	(21.2%)

Liabilities:
Deposits:
Non-interest-bearing demand deposits	$1,149,291	$1,185,903	$1,101,375	$1,156,919	$981,944	(12.3%)	17.0%
Interest-bearing deposits:
NOW accounts	938,335	947,894	985,954	1,116,008	1,044,301	(4.0%)	(10.1%)
Money market deposit accounts	287,271	310,972	405,531	582,717	612,710	(30.5%)	(53.1%)
Other savings deposits	353,713	370,688	389,116	363,758	320,842	(18.3%)	10.2%
Time certificates of $100,000 or more	1,494,203	1,469,562	1,275,420	1,626,878	1,682,974	6.7%	(11.2%)
Other time deposits	1,223,381	1,240,134	1,089,071	1,591,155	1,945,931	(5.4%)	(37.1%)
Total interest-bearing deposits	4,296,903	4,339,250	4,145,092	5,280,516	5,606,758	(3.9%)	(23.4%)
Total deposits	5,446,194	5,525,153	5,246,467	6,437,435	6,588,702	(5.7%)	(17.3%)

Securities sold under agreements to repurchase and Federal funds purchased	322,131	328,692	333,884	342,284	342,157	(8.0%)	(5.9%)
Long-term debt and other borrowings	1,311,828	1,539,211	1,195,173	1,524,783	1,740,240	(59.1%)	(24.6%)
Other liabilities	97,499	113,469	123,499	140,610	113,484	(56.3%)	(14.1%)
Total liabilities	7,177,652	7,506,525	6,899,023	8,445,112	8,784,583	(17.5%)	(18.3%)

Shareholders' equity	364,603	397,761	414,409	776,742	788,437	(33.3%)	(53.8%)
Total liabilities and shareholders' equity	$7,542,255	$7,904,286	$7,313,432	$9,221,854	$9,573,020	(18.3%)	(21.2%)

Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	For the Three-Months Ended December 31,
	2009			2008
	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT	Consolidated % Change

Interest income:
Loans	$70,915	$70,915	$—	$86,840	$86,840	$—	(18.3%)
Trading securities	70	70	—	2,712	2,712	—	(97.4%)
Available-for-sale securities	9,919	9,919	—	11,808	11,808	—	(16.0%)
Other	619	619	—	843	843	—	(26.6%)
Total interest income	81,523	81,523	—	102,203	102,203	—	(20.2%)
Interest expense:
Deposits	18,544	18,490	54	26,046	23,352	2,694	(28.8%)
Securities sold under agreements to repurchase and Federal funds purchased	2,116	2,116	—	3,217	3,217	—	(34.2%)
Long-term debt and other borrowings	12,807	12,194	613	18,804	18,077	727	(31.9%)
Total interest expense	33,467	32,800	667	48,067	44,646	3,421	(30.4%)
Net interest income/(expense)	48,056	48,723	(667)	54,136	57,557	(3,421)	(11.2%)
Provision for loan losses:
Provision for loan losses - Core Bank	37,639	37,639	—	69,761	69,761	—	(46.0%)
Provision for loan losses - RALs	(1,271)	—	(1,271)	(949)	—	(949)	—
Total provision for loan losses	36,368	37,639	(1,271)	68,812	69,761	(949)	(47.1%)
Net interest income/(loss) after provision for loan losses	11,688	11,084	604	(14,676)	(12,204)	(2,472)	—
Non-interest income:
Gain/(loss) on securities, net	10,729	10,729	—	(2,924)	(2,924)	—	—
Service charges and fees	6,347	6,311	36	5,082	5,069	13	24.9%
Trust and investment advisory fees	5,390	5,390	—	5,698	5,698	—	(5.4%)
Refund transfer fees	240	—	240	156	—	156	53.8%
Other	2,687	2,687	—	3,761	3,758	3	(28.6%)
Total non-interest income	25,393	25,117	276	11,773	11,601	172	115.7%
Non-interest expense:
Salaries and employee benefits	25,641	23,530	2,111	34,329	32,442	1,887	(25.3%)
Occupancy expense, net	7,787	7,421	366	6,517	6,275	242	19.5%
Other	27,511	25,764	1,747	29,971	28,331	1,640	(8.2%)
Total non-interest expense	60,939	56,715	4,224	70,817	67,048	3,769	(13.9%)
Loss before income taxes	(23,858)	$(20,514)	$(3,344)	(73,720)	$(67,651)	$(6,069)
Benefit for income taxes	(6,400)			(31,881)
Net loss	(17,458)			(41,839)
Dividends and accretion on preferred stock	2,544			1,094
Net loss available to common shareholders	$(20,002)			$(42,933)

Loss per common share - basic	$(0.43)			$(0.92)
Loss per common share - diluted *	$(0.43)			$(0.92)
Average number of common shares - basic	46,733			46,583
Average number of common shares - diluted	47,223			47,002

The Company's management utilizes the above "Core Bank" financial information in the evaluation of its banking operations and believes that the investment community also finds this information valuable to understand the key drivers of the business.

* Loss per diluted common share for the three-months ended December 31, 2009 and 2008 is calculated using basic weighted average shares outstanding.

Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	For the Twelve-Months Ended December 31,
	2009			2008
	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT	Consolidated % Change

Interest income:
Loans	$454,668	$303,057	$151,611	$458,200	$349,438	$108,762	(0.8%)
Trading securities	5,131	5,131	—	6,833	6,833	—	(24.9%)
Available-for-sale securities	42,759	42,759	—	51,175	51,175	—	(16.4%)
Other	2,958	1,162	1,796	3,125	1,422	1,703	(5.3%)
Total interest income	505,516	352,109	153,407	519,333	408,868	110,465	(2.7%)
Interest expense:
Deposits	95,025	83,629	11,396	91,422	84,999	6,423	3.9%
Securities sold under agreements to repurchase and Federal funds purchased	10,135	10,127	8	13,076	12,739	337	(22.5%)
Long-term debt and other borrowings	60,092	57,216	2,876	74,321	70,614	3,707	(19.1%)
Total interest expense	165,252	150,972	14,280	178,819	168,352	10,467	(7.6%)
Net interest income	340,264	201,137	139,127	340,514	240,516	99,998	(0.1%)
Provision for loan losses:
Provision for loan losses - Core Bank	352,398	352,398	—	196,567	196,567	—	79.3%
Provision for loan losses - RALs	74,538	—	74,538	21,768	—	21,768	242.4%
Total provision for loan losses	426,936	352,398	74,538	218,335	196,567	21,768	95.5%
Net interest (loss)/income after provision for loan losses	(86,672)	(151,261)	64,589	122,179	43,949	78,230	(170.9%)
Non-interest income:
Refund transfer fees	68,315	—	68,315	68,731	—	68,731	(0.6%)
Service charges and fees	27,473	24,884	2,589	29,157	26,064	3,093	(5.8%)
Trust and investment advisory fees	21,247	21,247	—	25,175	25,175	—	(15.6%)
Gain/(loss) on securities, net	10,970	10,970	—	(3,346)	(3,346)	—	—
Gain on sale of RALs, net	—	—	—	44,580	—	44,580	(100.0%)
Other	7,119	7,119	—	11,649	11,646	3	(38.9%)
Total non-interest income	135,124	64,220	70,904	175,946	59,539	116,407	(23.2%)
Non-interest expense:
Goodwill impairment	128,710	128,710	—	22,068	22,068	—	483.2%
Salaries and employee benefits	116,814	103,228	13,586	125,474	113,629	11,845	(6.9%)
Refund program fees	47,428	—	47,428	58,378	—	58,378	(18.8%)
Occupancy expense, net	27,681	26,214	1,467	26,715	25,606	1,109	3.6%
Other	142,243	128,059	14,184	106,810	92,832	13,978	33.2%
Total non-interest expense	462,876	386,211	76,665	339,445	254,135	85,310	36.4%
(Loss)/income before income taxes	(414,424)	$(473,252)	$58,828	(41,320)	$(150,647)	$109,327
Provision/(benefit) for income taxes	6,837			(18,570)
Net loss	(421,261)			(22,750)
Dividends and accretion on preferred stock	9,996			1,094
Net loss available to common shareholders	$(431,257)			$(23,844)

Loss per common share - basic	$(9.24)			$(0.52)
Loss per common share - diluted *	$(9.24)			$(0.52)
Average number of common shares - basic	46,693			46,273
Average number of common shares - diluted	47,197			46,644

The Company's management utilizes the above "Core Bank" financial information in the evaluation of its banking operations and believes that the investment community also finds this information valuable to understand the key drivers of the business.

* Loss per diluted common share for the twelve months ended December 31, 2009 and 2008 is calculated using basic weighted average shares outstanding.

Consolidated Average Balances and Annualized Yields (unaudited)

	For the Three-Months Ended December 31,
	2009			2008
	Average Balance	Income	Rate	Average Balance	Income	Rate
	(dollars in thousands)
Assets:
Commercial Paper	$—	$—	—	$12,656	$61	1.92%
Interest-bearing demand deposits in other financial institutions	920,562	619	0.27%	594,611	702	0.47%
Federal funds sold	—	—	—	32,453	80	0.98%
Total money market instruments	920,562	619	0.27%	639,720	843	0.52%
Securities: (1)
Taxable	920,260	6,463	2.79%	997,964	10,796	4.30%
Non-taxable (3)	278,629	3,526	5.06%	295,335	3,724	5.04%
Total securities	1,198,889	9,989	3.32%	1,293,299	14,520	4.47%
Loans: (2)
Commercial	1,010,670	11,599	4.55%	1,186,663	16,214	5.44%
Real estate - multi family & nonresidential	2,653,275	36,854	5.56%	2,853,813	44,412	6.22%
Real estate - residential 1 - 4 family	1,027,080	14,655	5.71%	1,117,978	16,780	6.00%
Consumer	614,622	7,791	5.03%	631,012	9,409	5.93%
Other	4,498	16	1.41%	6,788	25	1.47%
Total loans, net	5,310,145	70,915	5.33%	5,796,254	86,840	5.98%
Total interest-earning assets	7,429,596	81,523	4.38%	7,729,273	102,203	5.28%
Market value adjustment	36,520			2,453
Non-interest-earning assets	237,432			495,288
Total assets	$7,703,548			$8,227,014

Liabilities and shareholders' equity:
Interest-bearing deposits:
Savings and interest-bearing transaction accounts	$1,611,295	$1,990	0.49%	$1,887,431	$4,892	1.03%
Time certificates of deposit	2,699,496	16,554	2.43%	2,699,904	21,154	3.12%
Total interest-bearing deposits	4,310,791	18,544	1.70%	4,587,335	26,046	2.26%
Borrowed funds:
Securities sold under agreements to repurchase and Federal funds purchased	326,859	2,116	2.57%	353,366	3,217	3.62%
Other borrowings	1,390,755	12,807	3.65%	1,565,954	18,804	4.78%
Total borrowed funds	1,717,614	14,923	3.44%	1,919,320	22,021	4.56%
Total interest-bearing liabilities	6,028,405	33,467	2.20%	6,506,655	48,067	2.94%
Non-interest-bearing demand deposits	1,180,520			979,639
Other liabilities	109,414			18,371
Shareholders' equity	385,209			722,349
Total liabilities and shareholders' equity	$7,703,548			$8,227,014

Net interest income/margin		$48,056	2.57%		$54,136	2.79%

Loans, Core Bank	$5,310,140	$70,915	5.30%	$5,796,254	$86,840	5.96%
Consumer loans, Core Bank	$614,622	$7,791	5.03%	$630,647	$9,409	5.94%

(1) Average securities balances are based on amortized historical cost. The adjustments for fair values are reported as market value adjustment in the table above.

(2) Nonaccrual loans are included in loan balances. Interest income includes related fee income.

(3) Because of the Company's tax position, the yield on tax exempt investments is not recorded on a tax equivalent basis.

Consolidated Average Balances and Annualized Yields (unaudited)

	For the Twelve-Months Ended December 31,
	2009			2008
	Average Balance	Income	Rate	Average Balance	Income	Rate
	(dollars in thousands)
Assets:
Commercial Paper	$—	$—	—	$22,807	$622	2.73%
Interest-bearing demand deposits in other financial institutions	1,076,398	2,957	0.27%	152,625	707	0.46%
Federal funds sold	329	1	0.30%	71,652	1,796	2.51%
Total money market instruments	1,076,727	2,958	0.27%	247,084	3,125	1.26%
Securities: (1)
Taxable	941,122	33,099	3.52%	947,490	44,732	4.72%
Non-taxable (3)	293,018	14,791	5.05%	257,959	13,276	5.15%
Total securities	1,234,140	47,890	3.88%	1,205,449	58,008	4.81%
Loans: (2)
Commercial	1,088,847	49,778	4.57%	1,188,286	73,604	6.19%
Real estate - multi family & nonresidential	2,785,416	158,558	5.69%	2,710,110	167,951	6.20%
Real estate - residential 1 - 4 family	1,077,126	62,723	5.82%	1,137,321	67,904	5.97%
Consumer	706,219	183,534	25.99%	714,497	148,566	20.79%
Other	9,842	75	0.76%	11,427	175	1.53%
Total loans, net	5,667,450	454,668	8.02%	5,761,641	458,200	7.95%
Total interest-earning assets	7,978,317	505,516	6.33%	7,214,174	519,333	7.20%
Market value adjustment	33,035			20,131
Non-interest-earning assets	599,313			636,499
Total assets	$8,610,665			$7,870,804

Liabilities and shareholders' equity:
Interest-bearing deposits:
Savings and interest-bearing transaction accounts	$1,849,044	$13,788	0.75%	$1,981,853	$23,976	1.21%
Time certificates of deposit	2,988,218	81,237	2.72%	2,045,676	67,446	3.30%
Total interest-bearing deposits	4,837,262	95,025	1.97%	4,027,529	91,422	2.27%
Borrowed funds:
Securities sold under agreements to repurchase and Federal funds purchased	336,982	10,135	3.01%	394,410	13,076	3.32%
Other borrowings	1,487,715	60,092	4.04%	1,523,802	74,321	4.88%
Total borrowed funds	1,824,697	70,227	3.85%	1,918,212	87,397	4.56%
Total interest-bearing liabilities	6,661,959	165,252	2.48%	5,945,741	178,819	3.01%
Non-interest-bearing demand deposits	1,233,281			1,094,126
Other liabilities	115,427			103,639
Shareholders' equity	599,998			727,298
Total liabilities and shareholders' equity	$8,610,665			$7,870,804

Net interest income/margin		$340,264	4.26%		$340,514	4.72%

Loans, Core Bank	$5,592,735	$303,057	5.42%	$5,658,974	$349,438	6.17%
Consumer loans, Core Bank	$632,350	$31,923	5.05%	$611,830	$39,804	6.51%

(1) Average securities balances are based on amortized historical cost. The adjustments for fair values are reported as market value adjustment in the table above.

(2) Nonaccrual loans are included in loan balances. Interest income includes related fee income.

(3) Because of the Company's tax position, the yield on tax exempt investments is not recorded on a tax equivalent basis.

Key Financial Ratios (unaudited)

(in thousands, except per share amounts)	As of and For the Three-Months Ended December 31,		As of and For the Twelve-Months Ended December 31,
	2009	2008	2009	2008
Financial Ratios:
Operating efficiency ratio Consolidated	97.16%	102.88%	99.67%	65.30%
Operating efficiency ratio Core Bank	89.87%	93.02%	151.82%	83.76%
Operating efficiency ratio RAL and RT	—	—	36.50%	39.42%

Return on average equity Consolidated	—	—	—	—
Return on average equity RAL and RT	—	—	24.12%	33.31%

Return on average assets Consolidated	—	—	—	—
Return on average assets RAL and RT	—	—	3.97%	36.47%

Capital Ratios, PCBNA:

Tier 1 capital to Average Tangible Assets ratio	5.5%	8.6%
Tier 1 capital to Risk Weighted Assets ratio	8.1%	11.6%
Total Tier 1 & Tier 2 Capital to Risk Weighted Assets ratio	10.7%	14.4%

Credit Quality Ratios:
Allowance for loan losses Core Bank	$272,852	$140,908
Allowance for loan losses RAL	$—	$—

Net charge-offs Consolidated	$31,954	$49,946	$293,362	$121,450
Net charge-offs Core Bank	$33,225	$50,895	$218,824	$99,682
Net charge-offs RAL	$(1,271)	$(949)	$74,538	$21,768

Annualized Consolidated net charge-offs to Consolidated average loans	2.39%	3.43%	5.18%	2.11%
Annualized Core Bank net charge-offs to Core Bank average loans	2.49%	3.49%	3.91%	1.76%
Annualized RAL net charge-offs to RAL average loans	—	—	99.76%	21.20%

Non-performing assets:
Nonaccrual loans	$291,115	$186,610
Loans past due 90 days or more on accrual status	17,532	14,045
Troubled debt restructured loans	89,129	33,737
Total non-performing loans *	397,776	234,392
Other real estate owned and other foreclosed assets	39,263	7,100
Total non-performing assets *	$437,039	$241,492
* There were no non-performing RAL loans as of December 31, 2009 and 2008.

Non-performing loans to Core Bank total loans	7.67%	4.06%
Non-performing assets to Core Bank total assets	6.09%	2.71%
Core Bank allowance for loan losses to non-performing loans	69%	60%
Core Bank allowance for loan losses to Core Bank total loans	5.26%	2.44%

Book value per common share:
Actual shares outstanding at end of period	46,741	46,617
Book value per common share	$4.02	$13.14
Tangible book value per common share	$3.82	$10.17

Reconciliation of GAAP to Non-GAAP Measures (unaudited)
Page 1, 2 and 3 of Release for 4th Quarter Results of Operations
(dollars in thousands)

Net Interest Margin	For the Three-Months Ended December 31,
	2009			2008
	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT

Net interest margin	2.57%	2.74%	—	2.79%	2.96%	—

Interest income	$81,523	$81,523	$—	$102,203	$102,203	$—
Interest expense	33,467	32,800	667	48,067	44,646	3,421
Net interest income	$48,056	$48,723	$(667)	$54,136	$57,557	$(3,421)

Average earning assets	$7,429,596	$7,052,687	$376,909	$7,729,273	$7,728,908	$365

Net Interest Margin	For the Three-Month Period Ended September 30,
	2009
	Consolidated	Core Bank	RAL and RT

Net interest margin	2.68%	2.93%	—

Interest income	$86,516	$86,516	$—
Interest expense	35,862	34,651	1,211
Net interest income	$50,654	$51,865	$(1,211)

Average earning assets	$7,490,637	$7,023,411	$467,226

	As of
Deposits, Core Bank	December 31, 2009	September 30, 2009	December 31, 2008

Total deposits	$5,446,194	$5,525,153	$6,588,702
Less:
Non-interest-bearing demand deposits - RAL	72,375	80,811	—
RAL brokered CDs	—	51,195	1,278,796
Total deposits, Core Bank	$5,373,819	$5,393,147	$5,309,906

Non-GAAP Net income/(loss) excluding provision for loan losses and tax provision

	For the Three-Months Ended December 31,
	2009	2008

Net loss available to common shareholders	$(20,002)	$(42,933)
Adjustments:
Provision for loan losses	36,368	68,812
Benefit for income taxes	(6,400)	(31,881)
Subtotal for adjustments	29,968	36,931

Non-GAAP net income/(loss)	$9,966	$(6,002)

Summarized Credit Quality Tables (unaudited)
Page 3 of Release for 4th Quarter Results of Operations
(in thousands)

Non-Performing Assets:
	2009				2008
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

Real estate
Residential - 1 to 4 family	$47,558	$51,282	$40,088	$33,914	$19,750	$13,641	$6,929	$8,183
Commercial (1)	109,991	87,471	71,563	27,569	23,302	9,022	7,560	9,168
Construction	124,063	119,775	132,914	121,788	136,602	109,828	105,207	103,252
Commercial loans	108,871	81,234	72,473	70,348	49,761	29,295	34,292	35,472
Home equity loans	6,686	6,401	6,424	6,800	4,261	4,062	3,720	4,216
Consumer loans (2)	607	462	587	730	716	559	391	457
Total Non-performing Loans	397,776	346,625	324,049	261,149	234,392	166,407	158,099	160,748
Other real estate owned	39,263	38,128	24,298	9,911	7,100	5,181	3,695	2,910
Total non-performing assets	$437,039	$384,753	$348,347	$271,060	$241,492	$171,588	$161,794	$163,658

(1) Commercial real estate loans includes multi-family residential real estate loans
(2) Consumer loans include other loans

Delinquencies (31 days or more past due and nonaccrual loans):
	2009				2008
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

Real estate
Residential - 1 to 4 family	$58,364	$53,482	$46,948	$40,386	$27,540	$20,409	$7,924	$11,829
Commercial (1)	123,238	100,323	83,705	44,985	34,229	14,547	23,780	17,500
Construction	138,820	169,878	168,107	145,461	153,394	161,648	132,627	130,228
Commercial loans	144,804	129,367	127,958	100,689	90,914	55,239	59,172	49,429
Home equity loans	9,979	8,211	9,073	10,849	7,929	6,169	4,917	6,693
Consumer loans (2)	1,450	1,595	2,154	1,887	2,403	2,286	1,859	1,520
Tax refund loans (RALs)	—	—	—	—	—	1,600	1,000	—
Total delinquent loans	$476,655	$462,856	$437,945	$344,257	$316,409	$261,898	$231,279	$217,199

(1) Commercial real estate loans includes multi-family residential real estate loans
(2) Consumer loans include other loans

Net Charge-offs:
	2009				2008
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

Real estate
Residential - 1 to 4 family	$2,011	$4,115	$4,915	$1,046	$1,104	$1,106	$4,831	$—
Commercial (1)	2,400	(304)	8,312	1,714	828	344	294	—
Construction	11,698	13,345	30,125	38,066	30,847	8,228	8,158	119
Commercial loans	12,977	12,405	26,987	28,117	14,896	4,789	12,202	2,415
Home equity loans	3,303	3,821	5,664	4,178	1,915	2,568	2,334	605
Consumer loans (2)	836	1,723	1,052	318	1,305	1,050	714	(970)
Tax refund loans (RALs)	(1,271)	(4,778)	1,701	78,886	(949)	(3,697)	837	25,577
Net charge-offs	$31,954	$30,327	$78,756	$152,325	$49,946	$14,388	$29,370	$27,746

(1) Commercial real estate loans includes multi-family residential real estate loans
(2) Consumer loans include other loans

CONTACT:
Pacific Capital Bancorp
Debbie Whiteley, 805-884-6680
Executive Vice President, Investor Relations
Debbie.Whiteley@pcbancorp.com
or
Tony Rossi, 310-277-4711 ext. 119
Financial Profiles
trossi@finprofiles.com